Exhibit 99.1

Icahn Enterprises L.P. Investor Presentation March 2024

2 Forward - Looking Statements and Non - GAAP Financial Measures Forward - Looking Statements This presentation contains certain statements that are, or may be deemed to be, “forward - looking statements” within the meaning of Section 27 A of the Securities Act of 1933 , as amended, and Section 21 E of the Securities Exchange Act of 1934 , as amended . All statements included herein, other than statements that relate solely to historical fact, are “forward - looking statements . ” Such statements include, but are not limited to, any statement that may predict, forecast, indicate or imply future results, performance, achievements or events, or any statement that may relate to strategies, plans or objectives for, or potential results of, future operations, financial results, financial condition, business prospects, growth strategy or liquidity, and are based upon management’s current plans and beliefs or current estimates of future results or trends . Forward - looking statements can generally be identified by phrases such as “believes,” “expects,” “potential,” “continues,” “may,” “should,” “seeks,” “predicts,” “anticipates,” “intends,” “projects,” “estimates,” “plans,” “could,” “designed,” “should be” and other similar expressions that denote expectations of future or conditional events rather than statements of fact . Our expectations, beliefs and projections are expressed in good faith, and we believe that there is a reasonable basis for them . However, there can be no assurance that these expectations, beliefs and projections will result or be achieved . There are a number of risks and uncertainties that could cause our actual results to differ materially from the forward - looking statements contained in this presentation, including risks related to economic downturns, substantial competition and rising operating costs ; the impacts from the Russia/Ukraine conflict and conflict in the Middle East, including economic volatility and the impacts of export controls and other economic sanctions ; risks related to our investment activities, including the nature of the investments made by the private funds in which we invest, declines in the fair value of our investments as a result of the COVID - 19 pandemic, losses in the private funds and loss of key employees ; risks related to our ability to continue to conduct our activities in a manner so as to not be deemed an investment company under the Investment Company Act of 1940 , as amended, or be taxed as a corporation ; risks relating to short sellers and associated litigation and regulatory inquires ; risks related to our general partner and controlling unitholder ; risks related to our energy business, including the volatility and availability of crude oil, other feed stocks and refined products, declines in global demand for crude oil, refined products and liquid transportation fuels, unfavorable refining margin (crack spread), interrupted access to pipelines, significant fluctuations in nitrogen fertilizer demand in the agricultural industry and seasonality of results ; the success of a spin - off of the fertilizer business including risks related to any decision to cease exploration of a spin - off ; risks related to our automotive activities and exposure to adverse conditions in the automotive industry, including as a result of the COVID - 19 pandemic and the Chapter 11 filing of our automotive parts subsidiary ; risks related to our food packaging activities, including competition from better capitalized competitors, inability of our suppliers to timely deliver raw materials, and the failure to effectively respond to industry changes in casings technology ; supply chain issues ; inflation, including increased costs of raw materials and shipping, including as a result of the Russia/Ukraine conflict ; interest rate increases ; labor shortages and workforce availability ; risks related to our real estate activities, including the extent of any tenant bankruptcies and insolvencies ; risks related to our home fashion operations, including changes in the availability and price of raw materials, manufacturing disruptions, and changes in transportation costs and delivery times . These and other risks and uncertainties are described in our filings with the Securities and Exchange Commission including our Annual Report on Form 10 - K and our quarterly reports on Form 10 - Q under the caption “Risk Factors” . There may be other factors not presently known to us or which we currently consider to be immaterial that may cause our actual results to differ materially from the forward - looking statements . All forward - looking statements attributable to us or persons acting on our behalf apply only as of the date of this presentation and are expressly qualified in their entirety by the cautionary statements included in this presentation . Except to the extent required by law, we undertake no obligation to update or revise forward - looking statements to reflect events or circumstances after the date such statements are made or to reflect the occurrence of unanticipated events . Non - GAAP Financial Measures This presentation contains certain non - GAAP financial measures, including EBITDA, Adjusted EBITDA and Indicative Net Asset Value . The non - GAAP financial measures contained herein have limitations as analytical tools and should not be considered in isolation or in lieu of an analysis of our results as reported under U . S . GAAP . These non - GAAP measures should be evaluated only on a supplementary basis in connection with our U . S . GAAP results, including those reported in our consolidated financial statements and the related notes thereto contained in our Annual Report on Form 10 - K for the year ended December 31 , 2023 and our subsequent quarterly reports on Form 10 - Q . A reconciliation of these non - GAAP financial measures to the most directly comparable U . S . GAAP financial measures can be found in the back of this presentation .

Company Overview 3

Overview of Icahn Enterprises

- Icahn Enterprises L.P. (IEP) is a diversified holding company with operating businesses in Investment, Energy, Automotive, Real Estate, Food Packaging, Home Fashion and Pharma
- IEP is majority owned and controlled by Carl Icahn
  - Over many years, Carl Icahn has contributed most of his businesses to and executed transactions primarily through IEP
  - As of December 31, 2023, Carl Icahn and his affiliates owned approximately 86% of IEP's outstanding depositary units
- As of March 4, 2024, IEP has a $4.00 annualized distribution, which is a 20% yield[(1)]
- IEP has liquidity through its investment in the Investment Funds of approximately $3.2 billion as of December 31, 2023

	As of December 31, 2023	Twelve Months Ended December 31, 2023		
($Millions)	Assets	Total Revenue	Net Income (Loss) Attributable to IEP	Adjusted EBITDA Attributable to IEP
Investment[(2)]	$5,360	($1,165)	($701)	($701)
Energy	5,259	9,297	508	869
Automotive	2,019	1,754	(6)	113
Real Estate	488	143	16	28
All Other [(3)]	951	708	3	87
Holding Company	1,996	110	(504)	(35)
	$16,073	**$10,847**	**($684)**	**$361**

(1) Based on March 4, 2024, closing price of $19.67

(2) Investment segment total assets represents total equity (equity attributable to IEP was $3.2 billion).

(3) All Other operating segments includes Food Packaging, Home Fashion, and Pharma.

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Summary Corporate Organizational Chart



Holding Company Segment
Icahn Enterprises G.P. Inc.
1% GP
Icahn Enterprises L.P. (NasdaqGS: IEP)
99% LP
1% GP
Icahn Enterprises Holdings L.P.
90%
Food Packaging Segment: Viskase Companies, Inc. (OTCPK: VKSC)
One of the worldwide leaders in cellulosic, fibrous and plastic casings for the processed meat industry
As of 12/31/2023, Icahn Enterprises had interests in the Investment Funds of approximately $3.2 billion
Investment Segment: Investment Funds
100%
100%
Automotive Segment: Icahn Automotive Group LLC
Primarily engaged in the automotive repair and maintenance services business
Engaged in rental commercial real estate, property development and associated club and resort activities
Real Estate Segment: Real Estate Holdings
100%
66%
Energy Segment: CVR Energy, Inc. (NYSE: CVI)
Independent refiner and marketer of transportation fuels
Provider of home textile products for more than 200 years
Home Fashion Segment: WestPoint Home LLC
100%
37%
CVR Partners, LP (NYSE: UAN)
Producer and distributer of nitrogen fertilizer products
Specialty pharmaceutical company
Pharma Segment: Vivus LLC
100%

Note: Percentages denote equity ownership as of December 31, 2023. Excludes intermediary and pass-through entities.

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6 Diversified Subsidiary Companies with Significant Inherent Value • IEP’s subsidiary companies possess key competitive strengths and/or leading market positions • IEP seeks to create incremental value by investing in organic growth and targeting businesses that offer consolidation opportunities The Company’s diversification across multiple industries and geographies provides a natural hedge against cyclical and general economic swings Over 200 year heritage with some of the best known brands in home fashion Leading global market position in non - edible meat casings poised to capture further growth in emerging markets Strategically located mid - continent petroleum refiner and nitrogen fertilizer producer Long - term real estate portfolio primarily consisting of investment properties, development, clubs and resorts Real Estate Segment Primarily engaged in the automotive repair and maintenance services business Dedicated to addressing the therapeutic needs of patients with serious medical conditions and life - limiting diseases

Evolution of Icahn Enterprises

- IEP began as American Real Estate Partners, which was founded in 1987, and now has diversified its portfolio to seven operating businesses and approximately $21 billion of assets as of December 31, 2023.
- IEP's record is based on a long-term horizon that can enhance business value for continued operations and/or facilitate a profitable exit strategy.
- IEP has demonstrated a history of successfully acquiring undervalued assets and improving and enhancing their operations and financial results.
  - In 2017, IEP sold American Railcar Leasing for $3.3 billion, resulting in a pre-tax gain of $1.7 billion.
  - In 2018, IEP sold Federal-Mogul for $5.1 billion, resulting in a pre-tax gain of $251 million, Tropicana for $1.5 billion, resulting in a pre-tax gain of $779 million, and American Railcar Industries for $1.75 billion, resulting in a pre-tax gain of $400 million.
  - In 2019, IEP sold Ferrous Resources for aggregate consideration of approximately $550 million (including repaid indebtedness), resulting in a pre-tax gain of $252 million.
  - In 2021, IEP sold PSC Metals for total cash consideration of approximately $323 million resulting in a pre-tax gain of $163 million.
- Acquired partnership interest in Icahn Capital Management L.P. in 2007
  - IEP and certain of Mr. Icahn's family members and affiliates are the sole investors in the Investment Funds.

Timeline of Significant Acquisitions and Exits

As of December 31, 2012[(1)]
- Mkt. Cap: $4.8bn
- Total Assets: $24.6bn

As of December 31, 2023 [(2)]
- Mkt. Cap: $7.5bn
- Total Assets: $20.9bn

CVR Energy
5/4/12: Acquired a majority interest in CVR via a tender offer to purchase all outstanding shares of CVR

Ferrous Resources
6/8/15: IEP acquired a controlling interest in Ferrous Resources

IEH Auto Parts Holding
6/1/15: Acquired substantially all of the auto part assets in the U.S. of Uni-Select Inc.

American Railcar Leasing
2017: Sale of ARL for $3.3 billion

American Railcar Industries
12/5/18: Sold American Railcar Industries for $1.75 billion

Vivus, Inc
12/11/20: Acquired all of the outstanding common stock of Vivus upon its emergence from bankruptcy

Year: 2012 | 2013 | 2014 | 2015 | 2016 | 2017 | 2018 | 2019 | 2020 | 2021 | 2022 | 2023

American Railcar Leasing
10/2/13: Acquired 75% of ARL from companies wholly owned by Carl Icahn

CVR Refining & CVR Partners
2013: CVR Refining completed IPO and secondary offering. CVR Partners completed a secondary offering

Pep Boys
2/4/16: IEP acquired Pep Boys

Federal-Mogul & Tropicana
10/1/18: Sold Federal-Mogul for $5.1 billion and Tropicana for $1.5 billion

Ferrous Resources
8/1/19: Sold Ferrous Resources for $550 million, IEP share of cash proceeds was $463 million

PSC Metals
12/7/21: Sold PSC Metals, LLC for $323 million

(1) Based on the closing stock price of $44.70 and approximately 107.0 million depositary and general partner equivalent units outstanding as of December 31, 2012
(2) Based on the closing stock price of $17.19 and approximately 437.7 million depositary and general partner equivalent units outstanding as of December 31, 2023

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8 Ability to Maximize Shareholder Value Through Proven Activist Strategy • IEP seeks undervalued companies and often becomes “actively” involved in the targeted companies • Activist strategy requires significant capital, rapid execution and willingness to take control of companies • Implement changes required to improve businesses Purchase of Stock or Debt • IEP pursues its activist strategy and seeks to promulgate change . – Dealing with the board and management – Proxy fights – Tender offers – Taking control • IEP’s investment and legal team is capable of unlocking a target’s hidden value . – Financial/balance sheet restructuring – Operation turnarounds – Strategic initiatives – Corporate governance changes • Mr. Icahn and Icahn Capital have a long and successful track record of generating significant returns employing the activist str ategy • IEP’s subsidiaries often started out as investment positions in debt or equity either directly by Icahn Capital or Mr. Icahn • Active participation in the strategy and capital allocation for targeted companies • Not involved in day - to - day operations • IEP will make necessary investments to ensure subsidiary companies can compete effectively Putting Activism into Action

Overview of Operating Segments 9

Segment: Investment

Segment Description

- Our Investment segment is comprised of various private investment funds ("Investment Funds") in which we have general partner interests and through which we invest our proprietary capital
- We and certain of Mr. Icahn's family members and affiliates are the only investors in the Investment Funds
- Fair value of IEP's investment in the Funds was approximately $3.2 billion as of December 31, 2023

Highlights and Recent Developments

- Long history of investing in public equity and debt securities and pursuing activist agenda
- Employs an activist strategy that seeks to unlock hidden value through various tactics
  - Financial/balance sheet restructurings
  - Operational turnarounds
  - Strategic initiatives
  - Corporate governance changes
- As of December 31, 2023, the Funds had a net short notional exposure of 36%

Historical Segment Financial Summary

Investment Segment ($Millions)	FYE December 31, 2021	2022	2023
Selected Income Statement Data:			
Total revenue	$202	($23)	($1,165)
Adjusted EBITDA[3]	(32)	(223)	(1,353)
Net income (loss)	(32)	(223)	(1,353)
Adjusted EBITDA attributable to IEP[3]	(16)	(89)	(701)
Net income (loss) attributable to IEP	(16)	(89)	(701)
Returns	-0.3%	-2.4%	-16.9%
Segment Balance Sheet Data[4]:			
Equity attributable to IEP	$4,271	$4,184	$3,243
Total Equity	$9,390	$9,150	$5,360

Significant Holdings As of December 31, 2023 Company	Mkt. Value ($mm) [1]	% Ownership[2]
Southwest Gas	$698	15.41%
Illumina	$306	1.38%
IFF	$304	1.47%
Crown	$303	2.73%
Bausch Health	$278	9.51%

(1) Based on closing share price as of specified date.
(2) Includes common stock and forward contracts as a percentage of common shares issued and outstanding.
(3) Refer to the Adjusted EBITDA reconciliations in the Appendix.
(4) Balance Sheet data as of end of each respective period.

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Highlights and Recent Developments Petroleum • Two strategically located Mid - Continent refineries close to Cushing, Oklahoma with total nameplate capacity 206,500 bpd • Direct access to crude oil and condensate fields in the Anadarko and Arkoma Basins • Complimentary logistics assets and access to multiple key pipelines provide a variety of price advantaged crude oil supply options • Declared a fourth quarter 2023 cash dividend of $0.50 per share, bringing regular and special cumulative dividends declared for 2023 to $4.50 per share Fertilizer • Two strategically located facilities serving the Southern Plains and Corn Belt • Primarily engaged in the production of the nitrogen fertilizers ammonia and urea ammonium nitrate (UAN) • Diverse feedstock exposure through petroleum coke and natural gas • Declared a fourth quarter 2023 cash distribution of $1.68 per common unit, bringing the cumulative cash distributions declared for 2023 to $17.80 per common unit Segment Description • CVR Energy, Inc. (NYSE: CVI) is a diversified holding company primarily engaged in the petroleum refining and nitrogen fertilizer manufacturing businesses through its interests in CVR Refining, LP and CVR Partners, LP (NYSE: UAN) • CVR Refining is an independent petroleum refiner and marketer of high - value transportation fuels in the mid - continent of the United States • CVR Partners is a manufacturer of ammonia and urea ammonium nitrate solution fertilizer products 11 Segment: Energy Historical Segment Financial Summary (1) Refer to the Adjusted EBITDA reconciliations in the Appendix. (2) Balance Sheet data as of the end of each respective period . ($Millions) 2021 Selected Income Statement Data: Net sales $7,242 $10,896 $9,247 Adjusted EBITDA (1) 462 1,253 1,435 Net income (loss) 29 596 831 Adjusted EBITDA attributable to IEP (1) 231 707 869 Net income (loss) attributable to IEP (5) 304 508 Segment Balance Sheet Data (2) : Total assets $4,587 $4,735 $5,259 Equity attributable to IEP $686 $648 $795 Energy Segment FYE December 31, 2022 2023

Segment: Automotive

Segment Description

- We conduct our Automotive segment through our wholly owned subsidiaries, Icahn Automotive Group LLC ("Icahn Automotive") and our wholly owned subsidiary, AEP PLC LLC ("AEP PLC")
- The Automotive segment is engaged in providing a full range of automotive repair and maintenance services, along with the sale of any installed parts or materials related to automotive services ("Automotive Services") to its customers, as well as sales of automotive aftermarket parts and retailed merchandise ("Aftermarket Parts"). In addition to its primary business, the Automotive segment leases available and excess real estate in certain locations under long-term operating leases

Historical Segment Financial Summary

Automotive Segment [1] ($Millions)	FYE December 31,		
	2021	2022	2023
Selected Income Statement Data:			
Net sales and other revenue from operations	$2,394	$2,394	$1,741
Adjusted EBITDA[2]	(67)	(31)	113
Net income (loss)	(260)	(192)	(6)
Segment Balance Sheet Data[3]:			
Total assets	$2,582	$2,532	$2,019
Equity attributable to IEP	$1,575	$1,530	$1,096

Highlights and Recent Developments

- Automotive Services provides Do-It-For-Me automotive repair services for retail and fleet customers with over 900 stores and 8,000 service bays located in the United States and Puerto Rico
- The Automotive segment continues to progress through its multi-year transformation plan focused on customer service, quality, and profitable growth
- The leadership team has focused on key strategic initiatives including:
  - Positioning the Automotive Services business to take advantage of opportunities in the do-it-for-me market and vehicle fleets
  - Improving inventory management and distribution network
  - Investment in, and strategic review of, capital projects within Icahn Automotive's owned and leased locations to increase leasing revenue, restructure lease liabilities, and reduce occupancy costs
  - Strategic investment in brownfield and greenfield supplementing existing store footprints
  - Investment in customer experience initiatives and selective upgrades in facilities
  - Investment in employees with focus on training and career development
  - Business process improvements, including investments in our supply chain and information technology capabilities

(1) As of January 31, 2023, IEH Auto Parts Holdings LLC ("Auto Plus") was deconsolidated due to voluntary Chapter 11 bankruptcy proceedings.
(2) Refer to the Adjusted EBITDA reconciliations in the Appendix.
(3) Balance Sheet data as of the end of each respective period.

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Highlights and Recent Developments • Business strategy is based on long - term investment outlook and operational expertise • Management is actively looking to expand the real estate portfolio Investment Property • Maximize value of commercial lease portfolio through effective management of existing properties • Seek to acquire or sell assets on opportunistic basis • Focused on securing long - term, quality tenants in our commercial office space and continue our positive growth in the retail leasing space Property Development • Development of luxury single family homes on the East Coast that supplements our country club operations • Continues strong performance with a healthy backlog of homes under contract Club and Resort Operations • Club operations focus on operating golf and other country club activities on the East Coast • Resort operations in Aruba focus on maintaining high occupancy rates Segment Description • Our Real Estate segment consists of investment properties which includes land, retail, office and industrial properties leased to corporate tenants, the development and sale of single - family homes, and the operations of a resort and two country clubs 13 Segment: Real Estate Historical Segment Financial Summary (1) Refer to the Adjusted EBITDA reconciliations in the Appendix. (2) Balance Sheet data as of the end of each respective period. ($Millions) 2021 Selected Income Statement Data: Net sales and other revenue from operations $93 $118 $142 Adjusted EBITDA (1) (1) 20 28 Net income (loss) (8) 7 16 Segment Balance Sheet Data (2) : Total assets $526 $507 $488 Equity attributable to IEP $472 $455 $439 Real Estate Segment FYE December 31, 2022 2023

All Other Operating Segments

All Other Operating Segments Description

- Food Packaging: We conduct our Food Packaging segment through our majority owned subsidiary, Viskase Companies, Inc. (OTCPK:VKSC), a worldwide leader in the production and sale of cellulosic, fibrous and plastic casings for the processed meat and poultry industry
- Home Fashion: We conduct our Home Fashion segment through our wholly owned subsidiary, WestPoint Home LLC ("WPH"). WPH is engaged in manufacturing, sourcing, marketing, distributing and selling home fashion consumer products
- Pharma: We conduct our Pharma segment through our wholly owned subsidiary, Vivus LLC. Vivus is a specialty pharmaceutical company with two approved therapies and two product candidates in active clinical development

Other Operating Segments Financial Summary

All Other Operating Segments [(1)] ($Millions)	FYE December 31,		
	2021	2022	2023
Selected Income Statement Data:			
Net sales and other revenue from operations	$698	$718	$717
Adjusted EBITDA[(2)]	62	51	93
Net income (loss)	(13)	(38)	4
Adjusted EBITDA attributable to IEP[(2)]	56	45	87
Net income (loss) attributable to IEP	(13)	(38)	3
Segment Balance Sheet Data[(3)]:			
Total assets	$1,010	$990	$951
Equity attributable to IEP	$534	$546	$548

Highlights and Recent Developments

Food Packaging

- Viskase operates plants in the United States, Mexico, Brazil, France, Italy, Germany, Poland, and the Philippines
- Steady growth is projected globally for cellulose casings, with more emphasis on South America and Asia Pacific markets
- Market demand is generally resilient as end products represent a cost-effective and attractive source of protein; however inventory reductions in the channel as supply chains have stabilized have had some impact on short term market demand
- Business remains focused on reducing complexity and optimizing product and customer mix, while targeting growth with key customers globally

Home Fashion

- Focusing0 on core profitable customers and product lines
- Implemented a more customer-focused organizational structure with the intent of expanding key customer relationships and rebuilding the company's sales backlog
- Continued strength with institutional customers and growth into new international markets including Africa, Australia, and the Middle East
- Advancing our sustainability efforts in line with our company and customer values

Pharma

- Focused on continued market share gains and prescription growth in the U.S. for both Qsymia and Pancreaze
- Launching Qsymia into European and Middle East markets, coupled with other global licensing deals for other parts of the globe
- Continued development of our pipeline products

(1) All Other operating segments include Food Packaging, Home Fashion, and Pharma. Results for each of these separate segments can be found in our Quarterly Reports on Form 10-Q and our Annual Report on Form 10-K filed with the SEC.
(2) Refer to Adjusted EBITDA reconciliation in the Appendix.
(3) Balance Sheet data as of the end of each respective period.

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Financial Performance 15

16 Financial Performance Net Income (Loss) Attributable to Icahn Enterprises Adjusted EBITDA Attributable to Icahn Enterprises (1) (1) Refer to the Adjusted EBITDA reconciliations in the Appendix. (2) We completed the sale of 100% of the equity interest in PSC Metals, LLC on December 7, 2021. (3) All Other operating segments include Food Packaging, Home Fashion, and Pharma. Results for each of these separate segments ca n b e found in our Quarterly Reports on Form 10 - Q and our Annual Report on Form 10 - K filed with the SEC. ($Millions) Segments: Energy ($5) $304 $508 Automotive (260) (192) (6) Real Estate (8) 7 16 Metals (2) 186 - - All Other (3) (13) (38) 3 Subtotal (100) 81 521 Investment (16) (89) (701) Holding Company (402) (175) (504) Consolidated ($518) ($183) ($684) FYE December 31, 2021 2022 2023 ($Millions) Segments: Energy $231 $707 $869 Automotive (67) (31) 113 Real Estate (1) 20 28 Metals (2) 38 - - All Other (3) 56 45 87 Subtotal 257 741 1,097 Investment (16) (89) (701) Holding Company (67) 27 (35) Consolidated $174 $679 $361 FYE December 31, 2021 2022 2023

17 Consolidated Financial Snapshot (1) All Other operating segments include Food Packaging, Home Fashion, and Pharma. Results for each of these separate segments ca n b e found in our Quarterly Reports on Form 10 - Q and our Annual Report on Form 10 - K filed with the SEC. (2) Refer to the Adjusted EBITDA reconciliations in the Appendix. Net Income (Loss): Investment ($32) ($223) ($1,353) Energy 29 596 831 Automotive (260) (192) (6) Real Estate (8) 7 16 Metals 186 - - All Other (1) (13) (38) 4 Holding Company (402) (175) (504) Net income (loss) ($500) ($25) ($1,012) Less: net income (loss) attributable to non-controlling interests 18 158 (328) Net income (loss) attributable to Icahn Enterprises ($518) ($183) ($684) Adjusted EBITDA (2) : Investment ($32) ($223) ($1,353) Energy 462 1,253 1,435 Automotive (67) (31) 113 Real Estate (1) 20 28 Metals 38 - - All Other (1) 62 51 93 Holding Company (67) 27 (35) Consolidated Adjusted EBITDA $395 $1,097 $281 Less: Adjusted EBITDA attributable to non-controlling interests 221 418 (80) Adjusted EBITDA attributable to Icahn Enterprises $174 $679 $361 Capital Expenditures $305 $338 $303 ($Millions) FYE December 31, 2021 2022 2023

Balance Sheet

($Millions)	As of December 31, 2023								
	Investment	Energy	Automotive	Food Packaging (1)	Real Estate	Home Fashion (1)	Pharma (1)	Holding Company	Consolidated
ASSETS									
Cash and cash equivalents	$23	$1,179	$104	$8	$22	$5	$26	$1,584	$2,951
Cash held at consolidated affiliated partnerships and restricted cash	2,799	7	9	-	4	3	-	173	2,995
Investments	2,898	100	-	-	14	-	-	-	3,012
Accounts receivable, net	-	286	41	89	16	26	27	-	485
Inventories, net	-	604	228	111	-	81	23	-	1,047
Related party notes receivable, net	-	-	-	-	-	-	-	11	11
Property, plant and equipment, net	-	2,594	822	134	363	52	-	4	3,969
Goodwill and intangible assets, net	-	179	335	23	-	19	198	-	754
Other assets	4,425	310	480	101	69	17	8	224	5,634
Total assets	**$10,145**	**$5,259**	**$2,019**	**$466**	**$488**	**$203**	**$282**	**$1,996**	**$20,858**
LIABILITIES AND EQUITY									
Accounts payable, accrued expenses and other liabilities	$1,312	$1,553	$890	$148	$43	$42	$55	$62	$4,105
Securities sold, not yet purchased, at fair value	3,473	-	-	-	-	-	-	-	3,473
Debt	-	2,185	33	133	1	8	-	4,847	7,207
Total liabilities	**$4,785**	**$3,738**	**$923**	**$281**	**$44**	**$50**	**$55**	**$4,909**	**$14,785**
Equity attributable to Icahn Enterprises	$3,243	$795	$1,096	$168	$439	$153	$227	($2,913)	$3,208
Equity attributable to non-controlling interests	2,117	726	-	17	5	-	-	-	2,865
Total equity	**$5,360**	**$1,521**	**$1,096**	**$185**	**$444**	**$153**	**$227**	**($2,913)**	**$6,073**
Total liabilities and equity	**$10,145**	**$5,259**	**$2,019**	**$466**	**$488**	**$203**	**$282**	**$1,996**	**$20,858**

(1) All Other operating segments includes Food Packaging, Home Fashion, and Pharma.

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19 Indicative Net Asset Value Note: Refer to the next page for footnotes and additional information. 12/31/2022 3/31/2023 6/30/2023 9/30/2023 12/31/2023 Holding Company interest in Investment Funds (1) 4,184$ 4,013$ 3,799$ 3,634$ 3,243$ CVR Energy (2) 2,231 2,334 2,133 2,270 2,021 Total market-valued Subsidiaries and Investments: 6,415$ 6,347$ 5,932$ 5,904$ 5,264$ Viskase (3) 243 285 341 378 386 Real Estate Holdings (1) 455 457 461 440 439 WestPoint Home (1) 156 161 162 158 153 Vivus (1) 241 237 237 227 227 Automotive Services (4) 490 573 608 601 660 Automotive Parts (1)(5)(6) 381 - 11 8 15 Automotive Owned Real Estate Assets (7) 831 831 831 831 763 Icahn Automotive Group 1,702 1,404 1,450 1,440 1,438 Operating Business Indicative Gross Asset Value 9,212$ 8,891$ 8,583$ 8,547$ 7,907$ Add: Other Net Assets (8) 20 130 173 117 114 Indicative Gross Asset Value 9,232$ 9,021$ 8,756$ 8,664$ 8,021$ Add: Holding Company cash and cash equivalents (9) 1,720 1,868 1,574 1,813 1,584 Less: Holding Company debt (9) (5,309) (5,309) (5,308) (5,308) (4,847) Indicative Net Asset Value 5,643$ 5,580$ 5,022$ 5,169$ 4,758$ Other Subsidiaries: As of Market-valued Subsidiaries and Investments: ($Millions)

20 Indicative Net Asset Value Use of Indicative Net Asset Value Data The Company uses indicative net asset value as an additional method for considering the value of the Company’s assets, and we believe that this information can be helpful to investors . Please note, however, that the indicative net asset value does not represent the market price at which the depositary units trade . Accordingly, data regarding indicative net asset value is of limited use and should not be considered in isolation . Indicative net asset value does not purport to reflect a valuation of IEP . The calculated Indicative net asset value does not include any value for our Investment Segment other than the fair market value of our investment in the Investment Funds and other net assets attributable to IEP . A valuation is a subjective exercise and Indicative net asset value does not necessarily consider all elements or consider in the adequate proportion the elements that could affect the valuation of IEP . Investors may reasonably differ on what such elements are and their impact on IEP . No representation or assurance, express or implied, is made as to the accuracy and correctness of Indicative net asset value as of these dates or with respect to any future indicative or prospective results which may vary . Footnotes to Company’s calculation of Indicative Net Asset Value: (1) Represents GAAP equity attributable to us as of each respective date . (2) Based on closing share price on each date (or if such date was not a trading day, the immediately preceding trading day) and the number of shares owned by the Holding Company as of each respective date . (3) Amounts based on market comparables due to lack of material trading volume, valued at 9 . 0 x Adjusted EBITDA for the trailing twelve months ended as of each respective date . (4) Amounts based on market comparables , valued at 10 . 0 x Adjusted EBITDA for the trailing twelve months ended December 31 , 2023 , and September 30 , 2023 , and 14 . 0 x Adjusted EBITDA for the trailing twelve months ended June 30 , 2023 , March 31 , 2023 , and December 31 , 2022 . (5) On January 31 , 2023 , a subsidiary of Icahn Automotive, IEH Auto Parts Holding LLC and its subsidiaries (“Auto Plus”), an aftermarket parts distributor held within our Automotive segment, filed voluntary petitions in the United States Bankruptcy Court . As a result, IEP deconsolidated Auto Plus, writing down its remaining equity interest to zero which is offset by the recognition of a related party note receivable reflected in Other Net Assets . (6) Beginning in Q 2 2023 , a wholly owned subsidiary of IEP within the Automotive Segment acquired assets from the Auto Plus bankruptcy auction and began operations of an Aftermarket Parts business and represents GAAP equity attributable to us as of each respective date . (7) Management performed a valuation on the owned real - estate with the assistance of third - party consultants to estimate fair - market - value . This analysis utilized property - level market rents, location level profitability, and utilized prevailing cap rates ranging from 7 . 0 % to 10 . 0 % as of December 31 , 2023 , and 6 . 8 % to 8 . 0 % as of September 30 , 2023 , June 30 , 2023 , March 31 , 2023 , and December 31 , 2022 . The valuation assumed that triple net leases are in place for all the locations at rents estimated by management based on market conditions . There is no assurance we would be able to sell the assets on the timeline or at the prices and lease terms we estimate . Different judgments or assumptions would result in different estimates of the value of these real estate assets . Moreover, although we evaluate and provide our Indicative Net Asset Value on a regular basis, the estimated values may fluctuate in the interim, so that any actual transaction could result in a higher or lower valuation . (8) Represents GAAP equity of the Holding Company Segment, excluding cash and cash equivalents, debt and non - cash deferred tax assets or liabilities . As of December 31 , 2023 , September 30 , 2023 , and June 30 , 2023 , Other Net Assets includes $ 20 , $ 26 , and $ 20 million, respectively, of Automotive Segment liabilities assumed from the Auto Plus bankruptcy . (9) Holding Company’s balance as of each respective date .

Adjusted EBITDA Reconciliations 21

22 Non - GAAP Financial Measures The Company uses certain non - GAAP financial measures in evaluating its performance . These include non - GAAP EBITDA and Adjusted EBITDA . EBITDA represents earnings from continuing operations before net interest expense (excluding our Investment Segment), income tax (benefit) expense and depreciation and amortization . We define Adjusted EBITDA as EBITDA excluding certain effects of impairment, restructuring costs, transformation costs, certain pension plan expenses, gains/losses on disposition of assets, gains/losses on extinguishment of debt and certain other non - operational charges . We present EBITDA and Adjusted EBITDA on a consolidated basis and on a basis attributable to Icahn Enterprises net of the effects of non - controlling interests . We conduct substantially all of our operations through subsidiaries . The operating results of our subsidiaries may not be sufficient to make distributions to us . In addition, our subsidiaries are not obligated to make funds available to us for payment of our indebtedness, payment of distributions on our depositary units or otherwise, and distributions and intercompany transfers from our subsidiaries to us may be restricted by applicable law or covenants contained in debt agreements and other agreements to which these subsidiaries currently may be subject or into which they may enter into in the future . The terms of any borrowings of our subsidiaries or other entities in which we own equity may restrict dividends, distributions or loans to us . We believe that providing EBITDA and Adjusted EBITDA to investors has economic substance as these measures provide important supplemental information of our performance to investors and permits investors and management to evaluate the core operating performance of our business without regard to interest, taxes and depreciation and amortization and certain effects of impairment, restructuring costs, certain pension plan expenses, gains/losses on disposition of assets, gains/losses on extinguishment of debt and certain other non - operational charges . Additionally, we believe this information is frequently used by securities analysts, investors and other interested parties in the evaluation of companies that have issued debt . Management uses, and believes that investors benefit from referring to, these non - GAAP financial measures in assessing our operating results, as well as in planning, forecasting and analyzing future periods . Adjusting earnings for these charges allows investors to evaluate our performance from period to period, as well as our peers, without the effects of certain items that may vary depending on accounting methods and the book value of assets . Additionally, EBITDA and Adjusted EBITDA present meaningful measures of performance exclusive of our capital structure and the method by which assets were acquired and financed . Effective December 31 , 2023 , we modified our calculation of EBITDA to exclude the impact of net interest expense from the Investment segment . This change has been applied to all periods presented . We believe that this revised presentation improves the supplemental information provided to our investors because interest expense within the Investment segment is associated with its core operations of investment activity rather than representative of its capital structure . EBITDA and Adjusted EBITDA have limitations as analytical tools, and you should not consider them in isolation, or as substitutes for analysis of our results as reported under generally accepted accounting principles in the United States, or U . S . GAAP . For example, EBITDA and Adjusted EBITDA : • do not reflect our cash expenditures, or future requirements for capital expenditures, or contractual commitments ; • do not reflect changes in, or cash requirements for, our working capital needs ; and • do not reflect the significant interest expense, or the cash requirements necessary to service interest or principal payments on our debt . Although depreciation and amortization are non - cash charges, the assets being depreciated or amortized often will have to be replaced in the future, and EBITDA and Adjusted EBITDA do not reflect any cash requirements for such replacements . Other companies in the industries in which we operate may calculate EBITDA and Adjusted EBITDA differently than we do, limiting their usefulness as comparative measures . In addition, EBITDA and Adjusted EBITDA do not reflect the impact of earnings or charges resulting from matters we consider not to be indicative of our ongoing operations . EBITDA and Adjusted EBITDA are not measurements of our financial performance under U . S . GAAP and should not be considered as alternatives to net income or any other performance measures derived in accordance with U . S . GAAP or as alternatives to cash flow from operating activities as a measure of our liquidity . Given these limitations, we rely primarily on our U . S . GAAP results and use EBITDA and Adjusted EBITDA only as a supplemental measure of our financial performance .

Adjusted EBITDA Reconciliation by Segment – *Year Ended December 31, 2023*

($Millions)	Investment	Energy	Automotive	Food Packaging [(1)]	Real Estate	Home Fashion [(1)]	Pharma [(1)]	Holding Company	Consolidated
Adjusted EBITDA:									
Net (loss) income	(1,353)	831	(6)	13	16	(6)	(3)	(504)	($1,012)
Interest expense, net	-	52	-	12	-	1	(1)	189	253
Income tax expense (benefit)	-	189	(10)	4	-	-	-	(93)	90
Depreciation and amortization	-	363	81	25	13	7	28	1	518
EBITDA before non-controlling interests	**($1,353)**	**$1,435**	**$65**	**$54**	**$29**	**$2**	**$24**	**($407)**	**($151)**
Impairment	-	-	7	-	-	-	-	-	7
Credit loss on related party note receivable	-	-	-	-	-	-	-	139	139
Loss on deconsolidation of subsidiary	-	-	-	-	-	-	-	246	246
Restructuring costs	-	-	-	-	-	1	-	-	1
(Gain) loss on disposition of assets, net	-	-	(10)	-	-	-	-	-	(10)
Transformation costs	-	-	41	-	-	-	-	-	41
Net (gain) loss on extinguishment of debt	-	-	-	-	-	-	-	(13)	(13)
Out of period adjustments	-	-	10	-	-	-	-	-	10
Other	-	-	-	11	(1)	-	1	-	11
Adj. EBITDA before non-controlling interests	**($1,353)**	**$1,435**	**$113**	**$65**	**$28**	**$3**	**$25**	**($35)**	**$281**
Adjusted EBITDA attributable to IEP:									
Net (loss) income	(701)	508	(6)	12	16	(6)	(3)	(504)	($684)
Interest expense, net	-	24	-	11	-	1	(1)	189	224
Income tax expense (benefit)	-	135	(10)	4	-	-	-	(93)	36
Depreciation and amortization	-	202	81	22	13	7	28	1	354
EBITDA attributable to IEP	**($701)**	**$869**	**$65**	**$49**	**$29**	**$2**	**$24**	**($407)**	**($70)**
Impairment	-	-	7	-	-	-	-	-	7
Credit loss on related party note receivable	-	-	-	-	-	-	-	139	139
Loss on deconsolidation of subsidiary	-	-	-	-	-	-	-	246	246
Restructuring costs	-	-	-	-	-	1	-	-	1
(Gain) loss on disposition of assets, net	-	-	(10)	-	-	-	-	-	(10)
Transformation costs	-	-	41	-	-	-	-	-	41
Net (gain) loss on extinguishment of debt	-	-	-	-	-	-	-	(13)	(13)
Out of period adjustments	-	-	10	-	-	-	-	-	10
Other	-	-	-	10	(1)	-	1	-	10
Adjusted EBITDA attributable to IEP	**($701)**	**$869**	**$113**	**$59**	**$28**	**$3**	**$25**	**($35)**	**$361**

(1) The presentation of Adjusted EBITDA for "All Other Operating Segments" included in this presentation consists of results from our Food Packaging, Home Fashion, and Pharma segments.

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Adjusted EBITDA Reconciliation by Segment – *Year Ended December 31, 2022*

($Millions)	Investment	Energy	Automotive	Food Packaging [(1)]	Real Estate	Home Fashion [(1)]	Pharma [(1)]	Holding Company	Consolidated
Adjusted EBITDA:									
Net (loss) income	($223)	$596	($192)	$2	$7	($22)	($18)	($175)	($25)
Interest expense, net	-	84	2	8	-	3	(1)	259	355
Income tax expense (benefit)	-	140	(54)	7	-	-	-	(59)	34
Depreciation and amortization	-	353	80	27	13	7	28	1	509
EBITDA before non-controlling interests	**($223)**	**$1,173**	**($164)**	**$44**	**$20**	**($12)**	**$9**	**$26**	**$873**
Restructuring costs	-	-	-	-	-	2	-	-	2
(Gain) loss on disposition of assets, net	-	-	(3)	-	-	-	-	-	(3)
Transformation costs	-	-	53	-	-	-	-	-	53
Net (gain) loss on extinguishment of debt	-	-	-	-	-	-	-	1	1
Out of period adjustments	-	-	51	1	-	-	-	-	52
Call option lawsuits settlement	-	79	-	-	-	-	-	-	79
Other	-	1	32	6	-	-	1	-	40
Adj. EBITDA before non-controlling interests	**($223)**	**$1,253**	**($31)**	**$51**	**$20**	**($10)**	**$10**	**$27**	**$1,097**
Adjusted EBITDA attributable to IEP:									
Net (loss) income	($89)	$304	($192)	$2	$7	($22)	($18)	($175)	($183)
Interest expense, net	-	44	2	7	-	3	(1)	259	314
Income tax expense (benefit)	-	103	(54)	6	-	-	-	(59)	(4)
Depreciation and amortization	-	199	80	24	13	7	28	1	352
EBITDA attributable to IEP	**($89)**	**$650**	**($164)**	**$39**	**$20**	**($12)**	**$9**	**$26**	**$479**
Restructuring costs	-	-	-	-	-	2	-	-	2
Non-service cost of U.S. based pension	-	-	-	-	-	-	-	-	-
(Gain) loss on disposition of assets, net	-	-	(3)	-	-	-	-	-	(3)
Transformation costs	-	-	53	-	-	-	-	-	53
Net (gain) loss on extinguishment of debt	-	-	-	-	-	-	-	1	1
Out of period adjustments	-	-	51	1	-	-	-	-	52
Call option lawsuits settlement	-	56	-	-	-	-	-	-	56
Other	-	1	32	5	-	-	1	-	39
Adjusted EBITDA attributable to IEP	**($89)**	**$707**	**($31)**	**$45**	**$20**	**($10)**	**$10**	**$27**	**$679**

(1) The presentation of Adjusted EBITDA for "All Other Operating Segments" included in this presentation consists of results from our Food Packaging, Home Fashion, and Pharma segments.

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Adjusted EBITDA Reconciliation by Segment – *Year Ended December 31, 2021*

($Millions)	Investment	Energy	Automotive	Food Packaging [1]	Real Estate	Home Fashion [1]	Pharma [1]	Metals	Holding Company	Consolidated
Adjusted EBITDA:										
Net (loss) income	($32)	$29	($260)	($2)	($8)	($8)	($3)	$186	($402)	($500)
Interest expense, net	-	109	7	6	-	2	-	1	318	443
Income tax expense (benefit)	-	(27)	(72)	4	-	(2)	-	-	19	(78)
Depreciation and amortization	-	343	87	28	9	7	28	14	1	517
EBITDA before non-controlling interests	**($32)**	**$454**	**($238)**	**$36**	**$1**	**($1)**	**$25**	**$201**	**($64)**	**$382**
Restructuring costs	-	-	-	1	-	-	-	-	-	1
(Gain) loss on disposition of assets, net	-	-	22	-	(3)	-	-	(163)	-	(144)
Transformation losses	-	-	149	-	-	-	-	-	-	149
Net (gain) loss on extinguishment of debt	-	8	-	-	-	-	-	-	(3)	5
Other	-	-	-	14	1	1	(14)	-	-	2
Adj. EBITDA before non-controlling interests	**($32)**	**$462**	**($67)**	**$51**	**($1)**	**$0**	**$11**	**$38**	**($67)**	**$395**
Adjusted EBITDA attributable to IEP:										
Net (loss) income	($16)	($5)	($260)	($2)	($8)	($8)	($3)	$186	($402)	($518)
Interest expense, net	-	48	7	5	-	2	-	1	318	381
Income tax expense (benefit)	-	(14)	(72)	3	-	(2)	-	-	19	(66)
Depreciation and amortization	-	196	87	25	9	7	28	14	1	367
EBITDA attributable to IEP	**($16)**	**$225**	**($238)**	**$31**	**$1**	**($1)**	**$25**	**$201**	**($64)**	**$164**
Restructuring costs	-	-	-	1	-	-	-	-	-	1
(Gain) loss on disposition of assets, net	-	-	22	-	(3)	-	-	(163)	-	(144)
Transformation losses	-	-	149	-	-	-	-	-	-	149
Net (gain) loss on extinguishment of debt	-	6	-	-	-	-	-	-	(3)	3
Other	-	-	-	13	1	1	(14)	-	-	1
Adjusted EBITDA attributable to IEP	**($16)**	**$231**	**($67)**	**$45**	**($1)**	**$0**	**$11**	**$38**	**($67)**	**$174**

(1) The presentation of Adjusted EBITDA for "All Other Operating Segments" included in this presentation consists of results from our Food Packaging, Home Fashion, and Pharma segments.

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